EXHIBIT 21.0




                            LIST OF SUBSIDIARIES



                         Subsidiaries and Divisions


                     FLOWTRON OUTDOOR PRODUCTS DIVISION
                       VORNADO POWER PRODUCTS DIVISION
                          AUTOMATIC RADIO DIVISION
                     AUTOMATIC RADIO INTERNATIONAL CORP.
                                 ECHOVISION


                              CORPORATE OFFICES
                                2 Main Street
                              Melrose, MA 02176